           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial
Highlights" for each Prospectus for the Institutional Class, Investor Class,
Advisory Class, Administrative Class, Service Class, and Participant Class of
Morgan Stanley Institutional Liquidity Funds and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Morgan Stanley Institutional
Liquidity Funds Statement of Additional Information in Post-Effective Amendment
No. 2 to the Registration Statement (Form N-1A, No. 333-104972) of Morgan
Stanley Institutional Liquidity Funds.

We also consent to the incorporation by reference of our report dated December
10, 2004 on the Money Market Portfolio, Prime Portfolio, Government Portfolio,
Treasury Portfolio, and Tax Exempt Portfolio (five of the portfolios comprising
Morgan Stanley Institutional Liquidity Funds) included in the Annual Report to
Shareholders for the fiscal year ended October 31, 2004.

                                                             ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2005